January 31, 2005

Dear Goldcorp Shareholder:

We are writing to you today about the Goldcorp Special Meeting of Shareholders scheduled for February 10, 2005. As an owner of Goldcorp, you have a unique opportunity to help determine the future of your company and the value of your investment.

On December 6, 2004, we announced the Goldcorp/Wheaton combination, which we believe will secure a stronger and more profitable future for Goldcorp shareholders. We urge you to VOTE FOR THE GOLDCORP/WHEATON TRANSACTION on the enclosed GREEN proxy today. The combined company, the New Goldcorp, will be geographically diverse with two world-class mines and will be the lowest cost million-ounce producer in the gold industry. Furthermore, New Goldcorp will have the strongest balance sheet among its peers and a robust cash flow, exceptional in the mining industry.

Our friendly merger with Wheaton has been challenged by an unsolicited hostile take-over bid from Glamis Gold Ltd. The Board of Goldcorp has unanimously reaffirmed and recommended that Goldcorp shareholders VOTE FOR THE GOLDCORP/WHEATON TRANSACTION. We believe this combination to be the best deal for Goldcorp shareholders. By VOTING FOR Goldcorp/Wheaton, you will be rejecting the Glamis take-over attempt.

Furthermore, Fairvest Corporation, Canada’s leading independent proxy advisory firm, recommended that its clients, including institutional investment firms, mutual funds and other fiduciaries, VOTE FOR Goldcorp’s proposed acquisition of Wheaton. Fairvest determined that “owing to lower downside risk in the long run and greater certainty with respect to the realisation of projected long term performance, we opt to back the Wheaton-Goldcorp transaction.”1 Fairvest also stated that, “Clearly on an EPS level Wheaton-Goldcorp trumps Glamis-Goldcorp comfortably.”1 Fairvest is an affiliate of U.S.-based Institutional Shareholder Services (ISS).

We have enclosed additional information regarding the benefits of the Goldcorp/Wheaton transaction compared to the Glamis bid. Please take a moment to see for yourself the superiority of the Goldcorp/Wheaton deal. Then, we urge you to VOTE FOR THE GOLDCORP/WHEATON TRANSACTION. Please sign, date and return the enclosed GREEN proxy TODAY.

Thank you for your continued support.

Rob McEwen
Chairman and CEO
Goldcorp Inc.

VOTE GREEN!

Only your latest, dated proxy counts. If you have already voted a blue proxy, you have the right to change your vote.
Please sign, date and return the enclosed GREEN proxy TODAY.
Please visit www.goldcorp.com for further information and regular updates.

The deadline for receiving proxies is February 8, 2005 at 9:00 a.m. Toronto time
Shareholders with questions about how to vote their shares may call our proxy solicitors as follows:
In Canada: KINGSDALE SHAREHOLDER SERVICES INC. Call Toll-Free: 1-866-749-5464; Banks and Brokers Call Collect: 416-867-2335
In the United States and Other Locations: INNISFREE M&A INCORPORATED Call Toll-Free from the U.S.: 1-877-750-9501;
Call Collect from Other Locations: 646-822-7412 Banks and Brokers Call Collect: 212-750-5833

1 Permission to use references to Fairvest analysis was neither sought nor obtained

This letter is neither an offer to purchase securities nor a solicitation of an offer to sell securities. Goldcorp has filed the following documents with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a take-over bid circular and (2) a notice of special meeting of Goldcorp shareholders and management information circular. Goldcorp has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a registration statement and prospectus and (2) a tender offer statement (which includes as an exhibit the notice of special meeting of Goldcorp shareholders and management information circular). Wheaton River has filed a directors’ circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Goldcorp’s offer. Glamis Gold Ltd. has filed a take over bid circular with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Goldcorp. Glamis has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Goldcorp: (1) a registration statement and prospectus and (2) tender offer statement. Goldcorp has filed a directors’ circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Glamis’ offer. Wheaton River investors and shareholders are strongly advised to read the Goldcorp registration statement and prospectus, the Goldcorp tender offer statement and the Wheaton River solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Goldcorp investors and shareholders are strongly advised to read the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular (which is included as an exhibit to Goldcorp’s tender offer statement) and the Goldcorp solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Investors and shareholders may obtain free copies of the documents described above at www.sedar.com or from the Securities and Exchange Commission’s website at www.sec.gov. Free copies of the following documents can also be obtained by directing a request to Goldcorp at the address referred to below: (1) the Goldcorp take-over bid circular, (2) the related letter of transmittal, (3) the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular, (4) the Goldcorp registration statement and prospectus, (5) the Goldcorp tender offer statement, (6) the Goldcorp directors’ circular, (7) the Wheaton River directors’ circular and (8) certain other documents.

INVITATION TO GOLDCORP SHAREHOLDERS

Rob McEwen, Chairman and CEO, Goldcorp Inc. and Ian Telfer, Chairman and CEO,
Wheaton River Minerals Ltd. will host a conference call to investors to discuss the
Goldcorp/Wheaton River transaction.

Goldcorp/Wheaton River Conference Call

Thursday, February 3, 2005

12:15 pm Eastern Standard Time

Please use one of the following numbers and passcodes. Due to the expected high number of participants, please call in at least 10 minutes prior to the start of the call.

(888) 253-4037 and (719) 867-0591 Passcode: 515598	(888) 259-2603 and (719) 867-0440 Passcode: 945854

(800) 214-0745 and (719) 457-0700 Passcode: 678260	(800) 946-0705 or (719) 457-2637 (800) 289-0569 or (913) 981-5542 Passcode: 6480318

VOTE FOR
THE SUPERIOR
GOLDCORP/
WHEATON
TRANSACTION

Please sign, date and
return the enclosed
GREEN proxy TODAY!

GOLDCORP/WHEATON
THE SUPERIOR ALTERNATIVE

2             Goldcorp+Wheaton       The Superior Alternative

GOLDCORP/WHEATON
WORLD CLASS COMBINATION

New Goldcorp

Source: Company Reports
Note: 2005E Au production shown for all except Amapari and Los Filos which are 2006E.
Luismin is 2005E gold (excludes silver)

Goldcorp+Wheaton       The Superior Alternative             3

GOLDCORP/WHEATON — THE RIGHT
CHOICE FOR GOLDCORP SHAREHOLDERS

SUPERIOR VALUE

•	Highly accretive and financially beneficial on an earnings per share and cash flow per share basis

•	Enhanced net asset value per share

LOWER RISK

•	The Wheaton transaction has less risk than the Glamis transaction

•	47% of Glamis’ value* will come from undeveloped projects

•	Glamis has consistently missed its production forecasts

STRONG MANAGEMENT

•	Goldcorp, under Rob McEwen, Chairman and CEO, has developed Red Lake into one of the world’s most successful gold mines

•	In sharp contrast, Glamis has no underground mines

•	Wheaton, under Ian Telfer, Chairman and CEO, has delivered returns to shareholders of more than 200% in just two years

* value = 5% Net Asset Value contribution — source BMO Nesbitt Burns Research and company estimates

4             Goldcorp+Wheaton       The Superior Alternative

GOLDCORP/WHEATON
SUPERIOR VALUE

Net Income
($ mm)

Source: Company Reports

Goldcorp+Wheaton       The Superior Alternative             5

GOLDCORP/WHEATON
SUPERIOR VALUE
STRONGER EARNINGS PER SHARE

Source: Glamis takeover bid circular, Goldcorp takeover bid circular

6             Goldcorp+Wheaton       The Superior Alternative

GOLDCORP/WHEATON
SUPERIOR VALUE
THE GOLDCORP/WHEATON TRANSACTION IS
IMMEDIATELY ACCRETIVE AND FINANCIALLY
BENEFICIAL ON KEY METRICS — EPS, CFPS AND NAVPS
THE GLAMIS TRANSACTION IS DILUTIVE

Goldcorp+Wheaton       The Superior Alternative             7

GOLDCORP/WHEATON
“LOWER DOWNSIDE RISK
IN THE LONG RUN AND
GREATER CERTAINTY...”*

Source: Company models and BMO Nesbitt Burns Research
* Fairvest Corporation Global Proxy Analysis January 25, 2005;
  Permission to use references to Fairvest analysis was neither sought nor obtained
** Value = 5% Net Asset Value contribution — source BMO Nesbitt Burns Research and company estimates

8             Goldcorp+Wheaton       The Superior Alternative

GOLDCORP/WHEATON
LOWER RISK
WHEATON HAS MET
OR EXCEEDED TARGETS
GLAMIS HAS CONSISTENTLY
MISSED TARGETS

Source: Company Reports

Goldcorp+Wheaton       The Superior Alternative             9

GOLDCORP/WHEATON
STRONG MANAGEMENT
GLAMIS HAS NO
UNDERGROUND MINES!

Gold Production from Underground Mines
(000 oz)

Source: Company Reports

10             Goldcorp+Wheaton       The Superior Alternative

GOLDCORP/ WHEATON
STRONG MANAGEMENT
WHEATON’S MANAGEMENT
HAS DELIVERED SUPERIOR
RETURNS TO ITS SHAREHOLDERS

Relative Share Price Performance

Source: Bloomberg

Goldcorp+Wheaton       The Superior Alternative             11

FAIRVEST RECOMMENDS
GOLDCORP/WHEATON

Fairvest Corporation, an affiliate of US-based Institutional Shareholder Services (ISS), the leading authority on proxy voting and corporate governance issues in Canada, recommended that its clients vote FOR the Goldcorp/Wheaton transaction:

•	“Owing to lower downside risk in the long run and greater certainty with respect to the realization of projected long term performance we opt to back the Wheaton-Goldcorp transaction.”*

•	“Clearly on an EPS level Wheaton-Goldcorp trumps Glamis-Goldcorp comfortably.”*

* Fairvest Corporation Global Proxy Analysis January 25, 2005; Permission to use
   references to Fairvest analysis was neither sought nor obtained

12             Goldcorp + Wheaton       The Superior Alternative

GOLDCORP/WHEATON
THE OBVIOUS CHOICE

Vote FOR for the Goldcorp/Wheaton
Transaction Today!

VOTE GREEN!

Only your latest, dated proxy counts.
If you have already voted a blue proxy, you have
the right to change your vote. Please sign, date
and return the enclosed GREEN proxy TODAY!

Please visit www.goldcorp.com for
further information and regular updates.

Goldcorp + Wheaton       The Superior Alternative             13

The deadline for receiving proxies
is February 8, 2005
at 9:00 a.m Toronto time

Shareholders with questions
about how to vote their shares may
call our proxy solicitors as follows:

In Canada:
KINGSDALE SHAREHOLDER SERVICES INC.
Call Toll-Free:
1-866-749-5464
Banks and Brokers Call Collect:
416-867-2335

In the United States and Other Locations:
INNISFREE M&A INCORPORATED
Call Toll-Free from the U.S.:
1-877-750-9501
Call Collect from Other Locations:
646-822-7412
Banks and Brokers Call Collect:
212-750-5833

14             Goldcorp+Wheaton       The Superior Alternative

Certain statements included in this document constitute “forward-looking statements” concerning the business, operations and financial performance and condition of Goldcorp, Wheaton and Glamis. Such forward-looking statements, including, but not limited to, those with respect to the prices of gold, copper and silver, the timing and amount of estimated future production, costs of production, capital expenditures, reserves determination, costs and timing of the development of new deposits and permitting time lines, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Goldcorp, Wheaton or Glamis, respectively, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the actual results of current exploration activities, actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined and the future prices of gold, copper and silver. Although Goldcorp has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.

Many of these factors are beyond the control of Goldcorp and its subsidiaries. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements and there can be no assurance that the expected results or developments anticipated by Goldcorp will be realized.

Readers are advised that National Instrument 43-101 of the Canadian Securities Administrators requires that each category of mineral reserves and mineral resources be reported separately. Readers should refer to the respective annual information forms of Goldcorp and Wheaton River, each for the year ended December 31, 2003, and material change reports filed by each company since January 1, 2004 available at www.sedar.com, for this detailed information, which is subject to the qualifications and notes set forth therein. United States readers are advised that, while the terms “measured” and “indicated” resources are recognized and required by Canadian regulations, the Securities and Exchange Commission does not recognize them. Readers are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into reserves.

This document is neither an offer to purchase securities nor a solicitation of an offer to sell securities. Goldcorp has filed the following documents with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a take-over bid circular and (2) a notice of special meeting of Goldcorp shareholders and management information circular. Goldcorp has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a registration statement and prospectus and (2) a tender offer statement (which includes as an exhibit the notice of special meeting of Goldcorp shareholders and management information circular). Wheaton River has filed a directors’ circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Goldcorp’s offer. Glamis Gold Ltd. has filed a take over bid circular with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Goldcorp. Glamis has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Goldcorp: (1) a registration statement and prospectus and (2) tender offer statement. Wheaton River investors and shareholders are strongly advised to read the Goldcorp registration statement and prospectus, the Goldcorp tender offer statement and the Wheaton River solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Goldcorp investors and shareholders are strongly advised to read the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular (which is included as an exhibit to Goldcorp’s tender offer statement) and the Goldcorp solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Investors and shareholders may obtain a free copies the documents described above at www.sedar.com or from the Securities and Exchange Commission’s website at www.sec.gov. Free copies of the following documents can also be obtained by directing a request to Goldcorp at the address referred to below: (1) the Goldcorp take-over bid circular, (2) the related letter of transmittal, (3) the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular, (4) the Goldcorp registration statement and prospectus, (5) the Goldcorp tender offer statement, (6) the Goldcorp directors’ circular, (7) the Wheaton River directors’ circular and (8) certain other documents.

Goldcorp+Wheaton       The Superior Alternative             15

Vote FOR the
Goldcorp/Wheaton
Transaction Today!

VOTE GREEN!

Only your latest, dated proxy counts.
If you have already voted a blue proxy,
you have the right to change your vote.
Please sign, date and return the
enclosed GREEN proxy TODAY!

Please visit www.goldcorp.com for
further information and regular updates